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                                                                       EXHIBIT 8

                               WARRANT ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned registered owner of the attached Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the attached Warrant, with respect to the number of shares of Sheridan Energy, Inc. $0.01 par value per share common stock set forth below:

Name of Assignee                      Address                    No. of Shares
----------------                      -------                    -------------
Joint Energy Development            1400 Smith Street                82,500
Investments Limited Partnership   Houston, Texas 77002



and does hereby irrevocably constitute and appoint Attorney ___________________ to make such transfer on the books of Sheridan Energy, Inc., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that the attached Warrant and the shares of stock to be issued upon exercise thereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of the attached Warrant or any shares of stock to be issued upon exercise thereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

         December 31, 1997


                                        GRAND GULF PRODUCTION, L.L.C.


                                         By: /s/ DONALD K. LEHTO
                                            --------------------------------
                                         Name:   Donald K. Lehto
                                              ------------------------------
                                         Title:  C.E.O.
                                               -----------------------------